CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Starboard Investment Trust and to the use of our report dated August 1, 2015 on the financial statements and financial highlights of Cavalier Dynamic Growth Fund (formerly Rx Dynamic Growth Fund), Cavalier Stable Income Fund (formerly Rx Dynamic Total Return Fund), Cavalier Hedged Equity Fund ( formerly Rx Non Traditional Fund), Cavalier Hedged Income Fund (formerly Rx High Income Fund), Cavalier Global Opportunities Fund (formerly Rx Traditional Equity Fund), Cavalier Traditional Fixed Income Fund (formerly Rx Traditional Fixed Income Fund), Cavalier Tactical Rotation Fund (formerly Rx Tactical Rotation Fund), Cavalier Dividend Income Fund (formerly Rx Dividend Income Fund), Cavalier Multi Strategist Fund (formerly Rx Premier Managers Fund), and Cavalier Fundamental Growth Fund (formerly RX Fundamental Growth Fund), each a series of shares of beneficial interest of the Starboard Investment Trust.   Such financial statements and financial highlights appear in the May 31, 2015 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
September 28, 2015